CONSENT OF ENGINEER


     We hereby consent to the reference to our report dated
January 1, 1999, appearing in this Annual Report on Form 10-K.

     We also consent to the incorporation by reference in the Registration Statements on Form S-3, No. 333-06127, and No. 333-48647 and on Form S-8, No. 33-54486, No. 333-06103, No. 333-
06105, No. 333-27879, No. 333-27877 and No. 333-72595 of MDU
Resources Group, Inc. and in the related Prospectuses of the reference to such report appearing in this Annual Report on Form 10-K.



                              /s/ WEIR INTERNATIONAL MINING CONSULTANTS
                              WEIR INTERNATIONAL MINING CONSULTANTS

Des Plaines, Illinois
March 4, 1999